PrimeSource Mortgage, Inc. Corporate Office 1112 North Main Street Roswell, NM 88201	National Press Release

FOR IMMEDIATE RELEASE
August 10, 2011

Contact
Name:	Ron W. Hanna
Title:	President and CEO
Phone:	575-257-2339
E-Mail:	rhanna@wewalkyouhome.com

PSM Holdings, Inc. Acquires Fidelity Mortgage, Inc.

PSM Holdings, Inc.  (OTCBB: PSMH-OB) has completed the acquisition of Fidelity Mortgage Inc., effective August 8, 2011.  Fidelity Mortgage is located in Grand Junction, Colorado.  At the closing, Fidelity Mortgage, Inc., was merged into UCMC, which is a wholly owned subsidiary of PSMI, and its parent company, PSMH. The principals of Fidelity Mortgage, Mr. James Pulsipher and Mr. Jared Peterson,, received 1,785,714 shares of common stock of PSMH for their equity in Fidelity Mortgage.  Mr. Pulsipher will also sit on the board of directors of UCMC.   In addition, PSMH has signed a letter of intent to purchase FMC Properties, LLC., which is the holding company that owns the Fidelity Mortgage building located at, 700 Belford Avenue, Grand Junction, Colorado.

Fidelity Mortgage has been doing business in Grand Junction since 1986.  According to the terms of the agreement, Mr. Pulsipher will continue to lead the Grand Junction mortgage operation for PSMI.  In addition, the Grand Junction offices will serve as the regional corporate offices and lending center for Prime Source Mortgage.    This region consists of current and any new offices in Colorado, Idaho, Utah, Montana, North and South Dakota, and Wyoming.

Mr. Pulsipher stated, “We believe this new partnership with PSMH will create new opportunities for us and allow us to substantially grow our lending platform. At the same time, we look forward to continuing to provide the world-class service our clients and customers have come to expect."     Ron Hanna, CEO of PSMH, stated, “We are so fortunate to bring on a company of the caliber of Fidelity.   James, Jared and the rest of their team have taken customer service to a new level and they will add significantly to the PSM family and motto of, “We Walk You Home".  This acquisition represents one more step in our goal of becoming one of the premier mortgage banking companies in the US."

For more information regarding this press release, please click on the links below.

http://www.psmholdings.com/newsroom/psm-holdings-inc-acquires-fidelity-mortgage-inc

About PSM Holdings, Inc.

PSM Holdings, Inc., through its wholly owned subsidiary, PrimeSource Mortgage, Inc. (PSMI) provides mortgage brokerage and banking services across the United States. PSMI is currently licensed in 19 states across the United States, and oversees the operations of more than 30 branches.  For more information, visit http://www.psmholdings.com.

Forward-Looking Statements:

Certain statements contained herein, including, without limitation, statements containing the words "believes," "intends" and other words of similar import, constitute "forward-looking statements" within the meaning of Section 7A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include but are not limited to that we are in the process of furthering several of the key milestones we achieved last year and creating new growth opportunities for PSM Holdings, Inc. and its subsidiaries, and that we will continue to enter new projects and strategic partnerships in 2011. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of PSM Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. PSM Holdings, Inc. disclaims any obligation to update or to announce publicly the results of any revision of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

Contact:
Ron W. Hanna, President and CEO
575-257-2339
rhanna@wewalkyouhome.com